UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 02, 2015 (Date of earliest event reported)
Stellar Biotechnologies, Inc. (Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-54598 (Commission File Number)	N/A (IRS Employer Identification Number)

332 E. Scott Street Port Hueneme, CA (Address of principal executive offices)		93041 (Zip Code)
805-488-2800 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 2, 2015, Stellar Biotechnologies, Inc. (the "Company") effected a reverse stock split of the Company's common shares, no par value per share (the "Common Shares"), at a ratio of 1-for-10 (the "Reverse Split"). As a result of the Reverse Split, every ten shares of the issued and outstanding Common Shares, without par value, consolidated into one newly-issued outstanding Common Share, without any change in the par value per share. Each fractional share remaining after the Reverse Split that is less than one-half of a share will be cancelled and each fractional share that is at least one-half of a share will be changed to one whole share. The Reverse Split has also correspondingly reduced the number of shares of Common Shares outstanding from 79,847,550 million to approximately 7,984,755 million.

A copy of the press release confirming the effectiveness of the Reverse Split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Stellar Biotechnologies, Inc. dated September 02, 2015

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 02, 2015	STELLAR BIOTECHNOLOGIES, INC. By: /s/ Kathi Niffenegger Kathi Niffenegger Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Stellar Biotechnologies, Inc. dated September 02, 2015